Exhibit 99.1
NEWS RELEASE

FOR IMMEDIATE RELEASE: October 24, 2007	FOR MORE INFORMATION, CONTACT: David D. Brown (276) 326-9000
First Community Bancshares, Inc. Announces Increased Third Quarter and Year-to-Date Earnings
Bluefield, Virginia — First Community Bancshares, Inc. (NASDAQ: FCBC) (www.fcbinc.com) today reported that third quarter earnings were $7.32 million, or $0.65 per diluted share. This represents a 1.82% increase over third quarter 2006 earnings of $7.19 million, or $0.64 diluted earnings per share. Return on average assets was 1.34% for the third quarter of 2007 compared with 1.45% for the third quarter of 2006. Return on average equity for the third quarter of 2007 was 13.31%, compared to 14.05% for the same period in 2006. Return on average tangible equity was 18.86% for the third quarter of 2007 compared to 20.29% for third quarter 2006.
Year-to-date earnings were $21.88 million, or $1.94 diluted earnings per share, a 2.62% increase over the same period of 2006. Return on average assets for the period was 1.38% and return on average equity was 13.40% for the period. On a core earnings basis, which excludes after-tax non-recurring gains of $841 thousand realized in 2006, year-to-date earnings increased 6.56% over the prior year.
Non-interest income of $6.02 million improved 18.09% over third quarter 2006 of $5.10 million. Wealth management income improved by 45.75%, service charges on deposit accounts increased by 15.13%, and other service charges improved 20.27%. During the third quarter, the Company introduced its new deposit product set which features several new value-added checking accounts and a new interest checking plan. The products were introduced mid-August, and in the first ten weeks the Company opened 1,300 new fee-based, value accounts.
The Company continues to see non-performing assets at historically low levels. Very strong credit quality and net charge-offs of only $744 thousand in the third quarter led the Company to make no provision for loan losses for the third consecutive quarter. At the close of the third quarter, nonaccrual loans stood at a record low of $2.87 million, or 0.23% of total loans, and other real estate owned was at a low of $211 thousand.
John M. Mendez, President and Chief Executive Officer, said, “We are very pleased with our results in light of increasingly difficult operating environments. First Community’s credit quality continues to be among the best in the industry and puts us in an enviable position given the current credit problems seen by many of our peers.”
The second phase of the Company’s efficiency program was largely completed during the third quarter. The second phase focused on consolidation of other branch processes, improved branch staffing and a review of significant service contracts. The effects of the changes to branch processes and staffing will become apparent in the fourth quarter, and will be fully in place by the beginning of first quarter 2008. The efficiency program is targeted at further reductions in the general level of operating costs. The Company is also achieving further operating efficiencies through an internal reorganization shifting to a line of business structure.
The Company also made progress in the commercial line. Four new commercial relationship officers were hired for the Richmond, East Tennessee, and Carolina markets. The Company expects the new commercial loan production to begin positively impacting loan outstandings by the middle of first quarter 2008.
Near the end of the third quarter, the Company acquired GreenPoint Insurance Group, a High Point, North Carolina, insurance agency. GreenPoint is a full-service insurance agency offering commercial and personal lines, property and casualty, life, and health insurance, and earns annualized commission revenues of approximately $4.43 million.

The Company opened its newest branch in Daniels, West Virginia, on October 1, 2007. The new branch provides a convenient banking opportunity for residents of Glade Springs, a 4,000 acre resort and upscale housing and golf community.
This fall, First Community will open a new branch in the Chesterfield Towne Center in Richmond, Virginia. Construction is also underway for a new location in Mechanicsville, Virginia, which will be the sixth branch in the Richmond area. Construction is almost complete for the Company’s sixth branch in the Richmond area, located in Mechanicsville, Virginia, and will be open mid-November.
In Princeton, West Virginia, First Community Bank’s newest branch in the Princeton Crossing retail center will open in mid-November. The Princeton Crossing branch will further reinforce First Community’s position as the most convenient bank in the region. First Community has deposit footings of over $380 million and dominant market share of 41% in Mercer County, West Virginia.
Construction is almost complete for the new branch in Summersville, West Virginia, which should open during the first quarter of 2008.
Financial Highlights
Third Quarter 2007
•	Interest income was $32.73 million, an improvement of $2.49 million, or 8.24%, over third quarter 2006. The increase over third quarter 2006 was due primarily to increases in average earning assets. The Company has been adding to its investment portfolio, and third quarter 2007 average investments increased $235.11 million, or 52.99%, over third quarter 2006.

•	Net interest income was down from the third quarter of 2006 due to increases in interest expense. However, net interest income was up $129 thousand, or 0.76%, from last quarter. Third quarter interest expense increased $3.11 million, or 24.87%, from 2006. Although the Company experienced extreme increases in funding costs compared to the prior year, the velocity of the increases is beginning to slow. Third quarter cost of interest-bearing liabilities increased only two basis points compared to second quarter, whereas second quarter had increased eight basis points over first quarter. Average interest bearing liabilities increased $196.59 million, or 13.04%, compared with third quarter 2006. Tax equivalent net interest margin was 3.70%. Margin has been further compressed by the large additions of investment securities, rather than loans, during the last half of 2006 and 2007, despite the significant positive contribution to net interest income.

•	Wealth management revenues increased $285 thousand, or 45.75%, compared with the third quarter of 2006, reflective of the addition of wealth revenues from Investment Planning Consultants, Inc. beginning with its acquisition in November 2006. Service charges on deposit accounts increased $395 thousand, or 15.13%. Other service charges, commissions, and fees increased $152 thousand, or 20.27%. Other operating income was up 3.04% at $1.15 million for third quarter 2007 compared with $1.12 million for 2006.

•	Total non-interest expenses increased $623 thousand, or 5.10%, from third quarter 2006. Salaries and benefits increased $393 thousand, or 6.39%. Much of the increase is attributed to compensation expense at Investment Planning Consultants, Inc. and FAS 91 salaries and benefits deferral differences. Other non-interest expenses increased $346 thousand, or 8.51%, compared to the third quarter of 2006 mainly because of $170 thousand of increased legal expenses and $138 thousand of new account promotion expenses. The third quarter efficiency ratio was 52.14% compared to 49.44% in 2006, and still ranks among the strongest in the industry.

•	Credit quality remains very sound with total delinquencies as a percent of total loans at 0.84% at September 30, 2007, compared with 0.67% and 0.91% at September 30 and December 31, 2006, respectively. The ratio of allowance for loan losses as a percent of loans held for investment was 1.06% compared with 1.15% and 1.13% at September 30 and December 31, 2006, respectively. Non-performing assets declined to $3.08 million from $4.41 million and $4.07 million at September 30 and December 31, 2006, respectively.

•	Non-performing assets as a percentage of loans held for investment and other real estate were 0.25% compared with 0.34% and 0.32% at September 30 and December 31, 2006, respectively. The Company holds no non-traditional mortgage products in its loan portfolio.

•	Net charge-offs were $744 thousand compared to $343 thousand in the third quarter of 2006. The Company made no provision for loan losses in the third quarter of 2007 compared with $579 thousand in the third quarter of 2006.

•	On a same-branch basis, average deposits have increased $42.31 million compared to the third quarter of 2006. During 2006, the Company sold two branches with third quarter 2006 average deposits totaling $10.71 million.

•	During the third quarter, the Company repurchased approximately 108,300 shares of treasury stock.

•	Today, the board of directors declared a fourth quarter dividend to stockholders of twenty-seven cents ($0.27) per share, for a full year dividend of $1.08. The fourth quarter dividend is payable to shareholders of record November 30, 2007, and expected to be paid on December 14, 2007. Today’s dividend declaration makes 2007 the 16th consecutive year of dividend increases to shareholder. Dividends have increased at an average annual rate of over 10% since 1991.
Year-to-Date 2007
•	Interest income was $95.40 million, an improvement of $6.21 million, or 6.96%, over the prior year. The increase was due primarily to increases in average earning assets.

•	Year-to-date net interest income was down from the prior year due to increases in interest expense. Year-to-date interest expense increased by $9.03 million, or 25.67%, from 2006. Tax equivalent net interest margin was 3.81%.

•	Wealth management revenues increased $893 thousand, or 43.82%, compared to the first three quarters of 2006. Service charges on deposit accounts increased $394 thousand, or 5.13%. Other service charges and commissions increased $408 thousand, or 18.54%, compared to the first nine months of 2006. Other operating income was $828 thousand less than 2006; however, 2006 was positively impacted by a $676 thousand recovery from a 1996 payment systems fraud and a $702 thousand gain on the sale of the Drakes Branch, Virginia, office.

•	Non-interest expenses decreased $1.07 million, or 2.79%, from the first three quarters of 2006. Salaries and benefits decreased $1.71 million, or 8.23%, from 2006. The year-to-date efficiency ratio was 51.18% compared with 52.07% in 2006.

•	Since year-end 2006, consolidated assets have increased $140.95 million, a 9.27% annualized growth rate, to $2.17 billion compared to $2.03 billion.

•	Total stockholders’ equity for the Company was $217.16 million, resulting in a book value per common share outstanding of $19.43 compared to $212.73 million and $18.92 per common share at December 31, 2006, and $205.78 million and $18.40 per common share a year ago.
The Company will host an investor and media teleconference and webcast on Thursday, October 25, 2007, at 11:00 a.m. To access the teleconference, the toll-free number to call is (877) 407-8031. Alternatively, individuals may listen to the live or archived webcast of the conference call. To listen to the webcast, visit www.fcbinc.com and follow the link under the Current News Releases section. The Company’s press release and financial summary will be available in this section, as well. Copies of the Company’s third quarter 2007 earnings press release and financial summary will also be made available upon request via fax, email or postal service mail. To request a copy, contact David D. Brown, Chief Financial Officer, at (800) 425-0839.

First Community Bancshares, Inc., headquartered in Bluefield, Virginia, is a $2.17 billion financial holding company and is the parent company of First Community Bank, N. A. First Community Bank, N. A. operates through fifty-two locations and four wealth management offices in the four states of Virginia, West Virginia, North Carolina and Tennessee. First Community Bank, N. A. offers wealth management services through its Trust & Financial Services Division and Investment Planning Consultants, Inc., a registered investment advisory firm, which offers wealth management and investment advice. The Company’s wealth management group managed assets with a market value of $844 million at September 30, 2007. First Community is also the parent company of GreenPoint Insurance Group, Inc., a full-service insurance agency located in High Point, North Carolina. First Community Bancshares, Inc.’s common stock is traded on the NASDAQ Global Select Market under the symbol, “FCBC”. Additional investor information can be found on the Internet at www.fcbinc.com.
This news release may include forward-looking statements. These forward-looking statements are based on current expectations that involve risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, actual results may differ materially. These risks include: changes in business or other market conditions; the timely development, production and acceptance of new products and services; the challenge of managing asset/liability levels; the management of credit risk and interest rate risk; the difficulty of keeping expense growth at modest levels while increasing revenues; and other risks detailed from time to time in the Company’s Securities and Exchange Commission reports, including but not limited to the Annual Report on Form 10-K for the most recent year ended. Pursuant to the Private Securities Litigation Reform Act of 1995, the Company does not undertake to update forward-looking statements contained within this news release.

First Community Bancshares, Inc.
Consolidated Statements of Income

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In Thousands, Except Share and Per Share Data)(Unaudited)	2007	2006	2007	2006

Interest Income
Interest and fees on loans held for investment	$23,478	$24,578	$70,401	$73,009
Interest on securities-taxable	6,772	3,497	17,783	9,598
Interest on securities-nontaxable	2,078	1,877	6,140	5,519
Interest on federal funds sold and deposits	404	288	1,073	1,062

Total interest income	32,732	30,240	95,397	89,188

Interest Expense
Interest on deposits	10,083	8,760	29,131	24,733
Interest on borrowings	5,506	3,724	15,094	10,461

Total interest expense	15,589	12,484	44,225	35,194

Net interest income	17,143	17,756	51,172	53,994
Provision for loan losses	—	579	—	1,798

Net interest income after provision for loan losses	17,143	17,177	51,172	52,196

Non-Interest Income
Wealth management income	908	623	2,931	2,038
Service charges on deposit accounts	3,006	2,611	8,077	7,683
Other service charges, commissions and fees	902	750	2,609	2,201
Gain (loss) on sale of securities	50	(6)	209	60
Other operating income	1,154	1,120	2,956	3,784

Total non-interest income	6,020	5,098	16,782	15,766

Non-Interest Expense
Salaries and employee benefits	6,544	6,151	19,120	20,834
Occupancy expense of bank premises	933	1,039	3,010	3,090
Furniture and equipment expense	844	871	2,447	2,579
Amortization of intangible assets	105	88	313	322
Other operating expense	4,410	4,064	12,179	11,309

Total non-interest expense	12,836	12,213	37,069	38,134

Income before income taxes	10,327	10,062	30,885	29,828
Income tax expense	3,011	2,877	9,006	8,507

Net income	$7,316	$7,185	$21,879	$21,321

Basic earnings per common share (EPS)	$0.65	$0.64	$1.95	$1.90
Diluted earnings per common share (DEPS)	$0.65	$0.64	$1.94	$1.89
Weighted Average Shares Outstanding:
Basic	11,179,322	11,174,479	11,232,895	11,269,515
Diluted	11,230,220	11,245,073	11,299,727	11,342,233
For the period:
Return on average assets	1.34%	1.45%	1.38%	1.45%
Return on average equity	13.31%	14.05%	13.40%	14.29%
Return on average tangible equity	18.86%	20.29%	18.97%	20.85%
Cash dividends per share	$0.27	$0.26	$0.81	$0.78
At period end:
Book value per share			$19.43	$18.40
Market value			$36.23	$33.37

First Community Bancshares, Inc.
Quarterly Performance Summary
Income Statements

	As of and for the Quarter Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(In Thousands, Except Share and Per Share Data)(Unaudited)	2007	2007	2007	2006	2006

Interest Income
Interest and fees on loans held for investment	$23,478	$23,404	$23,519	$24,451	$24,578
Interest on securities-taxable	6,772	6,030	4,981	4,353	3,497
Interest on securities-nontaxable	2,078	2,150	1,912	1,852	1,877
Interest on federal funds sold and deposits	404	395	274	182	288

Total interest income	32,732	31,979	30,686	30,838	30,240

Interest Expense
Interest on deposits	10,083	9,748	9,300	9,135	8,760
Interest on borrowings	5,506	5,217	4,371	4,052	3,724

Total interest expense	15,589	14,965	13,671	13,187	12,484

Net interest income	17,143	17,014	17,015	17,651	17,756
Provision for loan losses	—	—	—	908	579

Net interest income after provision for loan losses	17,143	17,014	17,015	16,743	17,177

Non-Int Income
Wealth management income	908	1,005	1,018	773	623
Service charges on deposit accounts	3,006	2,662	2,409	2,559	2,611
Other service charges, commissions and fees	902	837	870	791	750
Gain (loss) on sale of securities	50	30	129	15	(6)
Other operating income	1,154	1,013	789	1,419	1,120

Total non-interest income	6,020	5,547	5,215	5,557	5,098

Non-Int Expense
Salaries and employee benefits	6,544	6,165	6,411	6,033	6,151
Occupancy expense of bank premises	933	1,020	1,057	978	1,039
Furniture and equipment expense	844	780	823	887	871
Amortization of intangible assets	105	105	103	88	88
Other operating expense	4,410	4,005	3,764	3,717	4,064

Total non-interest expense	12,836	12,075	12,158	11,703	12,213

Income before income taxes	10,327	10,486	10,072	10,597	10,062
Income tax expense	3,011	3,047	2,948	2,970	2,877

Net income	$7,316	$7,439	$7,124	$7,627	$7,185

Per Share
Basic EPS	$0.65	$0.66	$0.63	$0.68	$0.64
Diluted EPS	$0.65	$0.66	$0.63	$0.68	$0.64
Cash dividends per share	$0.27	$0.27	$0.27	$0.26	$0.26
Weighted Average Shares Outstanding:
Basic	11,179,322	11,260,868	11,259,375	11,211,535	11,174,479
Diluted	11,230,220	11,320,227	11,346,828	11,297,931	11,245,073
Actual shares oustanding at period end	11,175,550	11,232,466	11,271,302	11,245,742	11,183,668
Book Value per share at period end	$19.43	$19.25	$19.33	$18.92	$18.40
Market Value per share at period end	$36.23	$31.19	$39.00	$39.56	$33.37

First Community Bancshares, Inc.
Quarterly Balance Sheets
(Unaudited)

	September 30,	June 30,	March 31,	December 31,	September 30,
	2007	2007	2007	2006	2006
(In Thousands)
Cash and due from banks	$39,877	$40,879	$42,394	$47,909	$38,961
Interest-bearing deposits with banks	19,427	33,380	17,082	9,850	13,473
Securities available for sale	671,360	658,901	612,977	508,370	475,528
Securities held to maturity	12,548	13,177	19,266	20,019	20,250
Loans held for sale	2,294	1,818	1,068	781	1,046
Loans held for investment, net of unearned income	1,239,207	1,243,076	1,258,847	1,284,863	1,299,220
Less allowance for loan losses	13,190	13,934	14,510	14,549	14,946

Net loans	1,226,017	1,229,142	1,244,337	1,270,314	1,284,274
Premises and equipment	46,702	42,274	38,381	36,889	35,879
Other real estate owned	211	593	600	258	753
Interest receivable	13,289	12,892	11,835	12,141	11,435
Intangible assets	69,104	62,017	62,092	62,196	60,796
Other assets	73,817	73,522	65,763	64,971	65,174

Total Assets	$2,174,646	$2,168,595	$2,115,795	$2,033,698	$2,007,569

Deposits:
Demand	$224,297	$241,423	$242,254	$244,771	$245,097
Interest-bearing demand	143,719	143,080	148,735	140,578	145,519
Savings	348,457	333,855	325,454	317,678	327,120
Time	686,564	703,602	703,141	691,744	678,490

Total Deposits	1,403,037	1,421,960	1,419,584	1,394,771	1,396,226
Interest, taxes and other liabilities	20,120	21,000	20,522	19,641	19,223
Federal funds purchased	15,600	—	45,000	7,700	15,500
Securities sold under agreements to repurchase	226,784	217,987	220,198	201,185	172,711
FHLB and other indebtedness	291,942	291,387	192,654	197,671	198,127

Total Liabilities	1,957,483	1,952,334	1,897,958	1,820,968	1,801,787

Common stock, $1 par value	11,499	11,499	11,499	11,499	11,499
Additional paid-in capital	108,794	108,633	108,769	108,806	108,605
Retained earnings	112,911	108,601	104,198	100,117	95,414
Treasury stock, at cost	(10,051)	(8,341)	(7,124)	(7,924)	(9,866)
Accumulated other comprehensive income (loss)	(5,990)	(4,131)	495	232	130

Total Stockholders’ Equity	217,163	216,261	217,837	212,730	205,782

Total Liabilities and Stockholders’ Equity	$2,174,646	$2,168,595	$2,115,795	$2,033,698	$2,007,569

First Community Bancshares, Inc.
Selected Financial Information
(Unaudited)

	As of and for the Quarter Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2007	2007	2007	2006	2006
	(Dollars in Thousands)
Ratios
Return on average assets	1.34%	1.40%	1.42%	1.51%	1.45%
Return on average equity	13.31%	13.56%	13.33%	14.41%	14.05%
Return on average tangible equity	18.86%	19.12%	18.92%	20.57%	20.29%
Net interest margin	3.70%	3.78%	3.98%	4.09%	4.20%
Efficiency ratio for the quarter (a)	52.14%	50.25%	51.13%	48.02%	49.44%
Efficiency ratio year-to-date (a)	51.18%	50.69%	51.13%	51.05%	52.07%
Equity as a percent of total assets at end of period	9.99%	9.97%	10.30%	10.46%	10.25%
Average earning assets as a percentage of average total assets	90.23%	90.47%	90.39%	90.32%	90.06%
Average loans as a percentage of average deposits	87.91%	88.82%	90.90%	92.97%	93.52%

Average Balances
Investments	$678,790	$645,266	$552,383	$501,042	$443,680
Loans	1,246,530	1,253,679	1,265,628	1,296,754	1,305,839
Earning assets	1,958,858	1,931,247	1,841,235	1,812,181	1,774,277
Total assets	2,171,036	2,134,612	2,037,006	2,006,377	1,970,003
Deposits	1,417,922	1,411,476	1,392,309	1,394,881	1,396,271
Interest-bearing deposits	1,188,470	1,176,940	1,162,735	1,156,582	1,155,743
Borrowings	515,775	484,410	408,726	381,845	351,909
Interest-bearing liabilities	1,704,245	1,661,350	1,571,461	1,541,702	1,510,816
Equity	218,049	219,989	216,807	209,985	202,922
Tax equivalent net interest income	18,281	18,186	18,057	18,660	18,775

(a)	Excludes securities gains/losses, intangible amortization, foreclosed property expenses, non-recurring income and expense items, and includes tax equivalency adjustment.

First Community Bancshares, Inc.
Selected Financial Information
(Unaudited)

	As of and for the Quarter Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2007	2007	2007	2006	2006
	(Dollars in Thousands)
Summary of Loan Loss Experience
Allowance for Loan Losses:
Beginning balance	$13,934	$14,510	$14,549	$14,946	$14,710
Provision for Loan Losses	—	—	—	908	579
Charge-offs	(1,009)	(911)	(893)	(1,607)	(832)
Recoveries	265	335	854	302	489

Net charge-offs	(744)	(576)	(39)	(1,305)	(343)

Ending balance	$13,190	$13,934	$14,510	$14,549	$14,946

Summary of Asset Quality
Nonaccrual loans	$2,869	$2,910	$4,074	$3,813	$3,657
Loans 90 days or more past due and still accruing	—	—	—	—	—

Total non-performing loans	2,869	2,910	4,074	3,813	3,657

Other real estate owned	211	593	600	258	753

Total non-performing assets	$3,080	$3,503	$4,674	$4,071	$4,410

Restructured loans	$253	$256	$265	$272	$281

Asset Quality Ratios
Non-performing loans as a percentage of loans held for investment	0.23%	0.23%	0.32%	0.30%	0.28%
Non-performing assets as a percentage of:
Total assets	0.14%	0.16%	0.22%	0.20%	0.22%
Loans held for investment plus other real estate owned	0.25%	0.28%	0.37%	0.32%	0.34%
Annualized net charge-offs as a percentage of average loans held for investment	0.24%	0.18%	0.01%	0.40%	0.10%
Allowance for loan losses as a percentage of loans held for investment	1.06%	1.12%	1.15%	1.13%	1.15%
Ratio of allowance for loan losses to nonaccrual loans	4.60	4.79	3.56	3.82	4.09

First Community Bancshares, Inc.
Consolidated Average Balance Sheets, Yields, and Rates
(Unaudited)

	Three Months Ended September 30,
	2007			2006
			Yield/			Yield/
	Average	Interest	Rate	Average	Interest	Rate
	Balance	(1)	(1)	Balance	(1)	(1)
	(Dollars in Thousands)
Earning Assets
Loans
Held for Investment (2)
Taxable	$1,243,913	$23,448	7.48%	$1,304,500	$24,562	7.47%
Tax Exempt	2,617	49	7.43%	1,339	24	7.11%

Total	1,246,530	23,497	7.48%	1,305,839	24,586	7.47%
Securities Available for Sale
Taxable	480,767	6,766	5.58%	269,061	3,490	5.15%
Tax Exempt	185,432	2,949	6.31%	154,221	2,482	6.39%

Total	666,199	9,715	5.79%	423,282	5,972	5.60%
Held to Maturity Securities
Taxable	377	6	6.31%	385	6	6.18%
Tax Exempt	12,214	248	8.06%	20,013	406	8.05%

Total	12,591	254	8.00%	20,398	412	8.01%
Interest-bearing Deposits with Banks	33,538	404	4.78%	24,758	289	4.63%

Total Earning Assets	1,958,858	$33,870	6.86%	1,774,277	$31,259	6.99%
Other Assets	212,178			195,726

Total	$2,171,036			$1,970,003

Interest-bearing Liabilities
Interest-bearing Demand Deposits	$145,324	$119	0.32%	$144,034	$120	0.33%
Savings Deposits	344,866	2,088	2.40%	336,611	1,773	2.09%
Time Deposits	698,280	7,876	4.47%	675,098	6,867	4.04%
Fed Funds Purchased & Repurchase Agreements	224,381	2,082	3.68%	151,813	1,276	3.33%
FHLB Borrowings & Other Long-term Debt	291,394	3,424	4.66%	200,096	2,448	4.85%

Total Interest-bearing Liabilities	1,704,245	15,589	3.63%	1,507,652	12,484	3.29%
Noninterest-bearing Demand Deposits	229,452			240,528
Other Liabilities	19,290			18,901
Stockholders’ Equity	218,049			202,922

Total	$2,171,036			$1,970,003

Net Interest Income		$18,281			$18,775

Net Interest Rate Spread (3)			3.23%			3.70%

Net Interest Margin (4)			3.70%			4.20%

(1)	Fully taxable equivalent at the rate of 35%.

(2)	Non-accrual loans are included in average balances outstanding but with no related interest income during the period of non-accrual.

(3)	Represents the difference between the yield on earning assets and cost of funds.

(4)	Represents tax equivalent net interest income divided by average earning assets.

First Community Bancshares, Inc.
Consolidated Average Balance Sheets, Yields, and Rates
(Unaudited)

	Nine Months Ended September 30,
	2007			2006
			Yield/			Yield/
	Average	Interest	Rate	Average	Interest	Rate
	Balance	(1)	(1)	Balance	(1)	(1)
	(Dollars in Thousands)
Earning Assets
Loans
Held for Investment (2)
Taxable	$1,253,069	$70,325	7.50%	$1,321,656	$72,953	7.38%
Tax Exempt	2,140	120	7.50%	1,466	85	7.75%

Total	1,255,209	70,445	7.50%	1,323,122	73,038	7.38%
Securities Available for Sale
Taxable	430,792	17,765	5.51%	259,540	9,581	4.94%
Tax Exempt	178,980	8,502	6.35%	151,417	7,208	6.36%

Total	609,772	26,267	5.76%	410,957	16,789	5.46%
Held to Maturity Securities
Taxable	379	18	6.35%	388	17	5.86%
Tax Exempt	15,792	947	8.02%	21,289	1,283	8.06%

Total	16,171	965	7.98%	21,677	1,300	8.02%
Interest-bearing Deposits with Banks	29,726	1,073	4.83%	31,637	1,063	4.49%

Total Earning Assets	1,910,878	$98,750	6.91%	1,787,393	$92,190	6.90%
Other Assets	203,831			184,092

Total	$2,114,709			$1,971,485

Interest-bearing Liabilities
Interest-bearing Demand Deposits	$146,283	$349	0.32%	$146,325	$338	0.31%
Savings Deposits	329,854	5,537	2.24%	350,662	5,166	1.97%
Time Deposits	700,006	23,245	4.44%	678,178	19,229	3.79%
Fed Funds Purchased & Repurchase Agreements	222,600	6,322	3.80%	139,716	3,378	3.23%
FHLB Borrowings & Other Long-term Debt	247,429	8,772	4.74%	201,437	7,083	4.70%

Total Interest-bearing Liabilities	1,646,172	44,225	3.59%	1,516,318	35,194	3.10%
Noninterest-bearing Demand Deposits	231,187			237,517
Other Liabilities	19,064			18,175
Stockholders’ Equity	218,286			199,475

Total	$2,114,709			$1,971,485

Net Interest Income		$54,525			$56,996

Net Interest Rate Spread (3)			3.32%			3.80%

Net Interest Margin (4)			3.81%			4.26%

(1)	Fully taxable equivalent at the rate of 35%.

(2)	Non-accrual loans are included in average balances outstanding but with no related interest income during the period of non-accrual.

(3)	Represents the difference between the yield on earning assets and cost of funds.

(4)	Represents tax equivalent net interest income divided by average earning assets.